EXHIBIT 10.6

EMPLOYMENT AGREEMENT

THIS AGREEMENT dated as of the 27th day of August, 2015.

BETWEEN:

Patrick Houston, of the City of Ottawa, in the Province of Ontario

(hereinafter called the “Executive”)

OF THE FIRST PART

- and -

DRAGONWAVE INC., a corporation incorporated under the laws of Canada

(hereinafter called the “Company”)

OF THE SECOND PART

WHEREAS the Company wishes to amend the employment of the Executive and the Executive wishes to accept the amendments by the Company on the terms and conditions hereinafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements in this Agreement, it is agreed by and between the Executive and the Company as follows:

1.                                      EMPLOYMENT

The Executive shall perform such tasks and duties in his capacity as Interim Chief Financial Officer of the Company as are common to such position and as may from time to time be determined by the Company. The Executive shall, in carrying out his obligations under this Agreement, report directly to Peter Allen. The Company reserves its right to alter the Executive’s tasks, duties, reporting relationship and work location from time to time to meet the evolving needs of the Company, and provided that the Executive’s overall annual compensation is not reduced, such changes shall not constitute a constructive dismissal. The provisions of this Agreement shall continue in respect of any new position of the Executive.

2.                                      TERM

The change in position of the Executive shall commence on August 31, 2015 and shall continue until terminated in accordance with the provisions hereof. Notwithstanding the termination of the Executive’s employment hereunder, Sections 7.4 through 7.8 hereof shall continue in force.

REMUNERATION

3.1                             Salary

Except as the Company and the Executive may otherwise agree, in writing, the Executive shall be entitled to a new base salary of CDN $175,000 per annum, (the “Base Salary”) subject to applicable statutory deductions and paid in biweekly instalments by direct deposit.

TERMINATION OF EMPLOYMENT

4.1                             Introductory Period

The current period of employment from July 5, 2007 will meet all requirements for the introductory period as defined by the Company.

4.2                             Termination by Company Without Cause

4.2.1                          The employment of the Executive may be terminated by the Company  without cause, at any time, upon providing the Executive with the following:

(a)                                 The Company may, in its complete discretion, terminate your employment at any time without cause upon providing you with notice or pay in lieu of notice, and any applicable statutory severance pay, in accordance with and limited to the provisions of the Employment Standards Act, 2000 (Ontario), as amended from time to time.

(b)                                 In the event the Executive is a member of the Company’s Benefit Plan at the time of the termination of his employment, to the extent permitted by the Company’s benefit carrier(s), the Executive will be entitled to benefit continuance during the statutory notice period as defined by the Employment Standards Act, 2000 (Ontario) or compensation in lieu of the benefit continuance equal to the premium paid by the Company for these benefits for the statutory notice period.

(c)                                  You acknowledge that you will have no further entitlements in the event of a without cause termination other than those set out in the ESA. However in the event that the Company voluntarily and without obligation decides to offer you any added payment or benefit in addition to that set out in this paragraph, you agree that you will provide the Company with a full and final release of all claims arising out of your employment with the Company, in consideration for that additional payment or benefit.

4.3                               Termination by Company for Cause

Notwithstanding anything contained in this Agreement, this Agreement and the employment of the Executive may be terminated for cause without notice of termination or payment in lieu of notice. In such case, the Company shall have no further obligation to the Executive except for payment of all amounts due and owing up to the Termination Date (as defined below).

4.4                               Termination Date

The date assigned by the Company as the Executive’s last day of providing services for the Company upon the termination of the Executive’s employment, either with or without cause pursuant to this Article 5, will be considered the date of the termination of the Executive’s employment (the “Termination Date”).

4.5                               Termination by Executive on Notice

The Executive may, by providing two weeks’ notice in writing to the Company, terminate his employment and this Agreement. Upon receipt of such notice of Resignation Date, the Company, in its sole discretion, may, by notice in writing, specify an earlier Resignation Date, however, regardless of the Resignation Date the Executive shall be paid the outstanding portion of Base Salary equal to two weeks’ notice. All other entitlements, including coverage under the Company’s Benefit Plan, if any, shall cease as of the earlier Resignation Date.

4.6                               Resignation from Office

Immediately upon the Termination Date or Resignation Date, as the case may be, the Executive hereby agrees to resign from any offices, positions and directorships that he may have held with the Company, and to execute any documents as may be directed by the Company to effect same.

4.7                               Fair and Reasonable

The parties confirm that the provisions contained in this Article 5 are fair and reasonable and the parties agree that upon termination of this Agreement pursuant to any of the provisions hereof, the Executive shall have no action, cause of action, claim or demand against the Company or any other person as a consequence of such termination, so long as the Company fulfills its obligations hereunder.

5.                                      RETURN OF PROPERTY

Upon any termination of this Agreement, the Executive shall at once deliver, or cause to be delivered, to the Company all books, documents, effects, money, securities or other property belonging to the Company (or any affiliate of the Company), or for which the Company (or any affiliate of the Company) is liable to others, and any copies or reproductions of any of the foregoing which are in the possession, charge, care, control or custody of the Executive.

6.                                      COVENANTS OF EXECUTIVE

6.1                               Service

The Executive shall devote the whole of his professional time and attention to the business of the Company and shall well and faithfully serve the Company and shall use his best efforts to promote the interests of the Company; provided that nothing herein shall be deemed to prevent or inhibit the Executive from making investments in enterprises provided the role of the Executive in each such case is passive and does not involve any active involvement in such enterprise.

6.2                               Company Policy

The Executive acknowledges that he is bound to abide by all policies and procedures established by the Company, from time to time, including any code of business conduct adopted by the Company (including any future revisions of such policy or procedure and code of business conduct). In carrying out his duties and responsibilities as an employee of the Company, the Executive shall comply with all lawful instructions as may from time to time be given by the Company.

6.3                               No Conflicting Obligations:

The Executive represents and warrants that his employment with the Company does not constitute a breach of any other contractual arrangements between the Executive and any other party nor is this employment in any way restricted by any such arrangements, written or oral, and the Executive agrees to indemnify and hold the Company harmless in connection with such representation. Without limiting the generality of the foregoing, the Executive’s performance of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Executive prior to his employment with the Company. The Executive will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other person or entity.

6.4                               Non-Disclosure

The Executive shall not (either during the continuance of his employment hereunder or at any time thereafter) disclose the private affairs of the Company or any secrets of the Company to any person other than the directors of the Company or for the Company’s purposes and shall not (either during the continuance of his employment hereunder or at any time thereafter) use for his own purposes or for any purposes other than those of the Company any information he may acquire relating to the private affairs of the Company or its trade information or secrets.

The Executive shall be bound by the signed Intellectual Property and Confidential Information Agreement as currently on file, in favour of the Company.

6.5                               Non-Competition

The Executive covenants and agrees with the Company that he will not (without the prior written consent of the Company) at any time during his employment, and for six (6) months following the Termination Date or Resignation Date, as the case may be, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or Company as principal, agent, shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or Company, within the Province of Ontario, Canada, which is engaged in or concerned with or interested in any business which is competitive with the Company, namely the development of Millimetre Wave Fixed Broadband Wireless Radios. The Executive hereby agrees that all restrictions in this paragraph are reasonable and valid and all defences to the strict enforcement thereof by the Company are hereby waived by the Executive.

6.6                               Non-Solicitation of Employees or Service Providers

The Executive shall not, without the prior written consent of the Company, for six (6) months following the Termination Date or Resignation Date, as the case may be, either on his own behalf or on behalf of any other person, either directly or indirectly, solicit the services of or entice away any person employed by or otherwise providing services to the Company (or any affiliate of the Company) on a full-time, part-time or contractor basis.

6.7                               Non-Solicitation of Customers

The Executive shall not, either during the term of his employment with the Company and for a period of six (6) months from the Termination Date or Resignation Date, as the case may be, either on his own behalf or through, on behalf of or in conjunction with any other person, direct or attempt to divert any customer or prospective customer of the Company (or any affiliate of the Company), by direct or indirect inducement or otherwise. For the purposes of this Agreement, a prospective customer of the Company shall include any organization or entity which has been directly approached or solicited by the Company or its representatives within twelve (12) months before the Termination Date or Resignation Date, as the case may be.

6.8                               Non-Disparagement

The Executive also agrees that he will not make at any time, either during his employment, or at any time after the Termination Date or Resignation Date, as the case may be, any statement or permit or authorize any statement to be made which is calculated or reasonably likely to damage the reputation or cause other damage to the Company, any subsidiary or associated company or its or their employees, officers or directors.

6.9                               Cumulative Rights

The various rights and remedies of the Company hereunder are cumulative and non-exclusive of one another. The use of or resort to any one such right or remedy shall not preclude or limit the exercise of any other right or remedy by the Company. The provisions of this Agreement shall not in any way limit or abridge the rights of the Company in the obligations of the Executive at common law or under statute, including but not limited to the laws of unfair competition, copyright, trade secrets and trade-mark, all of which shall be in addition to the Company’s rights and the Executive’s obligations under this Agreement. The Executive shall be deemed to be a fiduciary of the Company and acknowledges same.

6.10                        Fair and Reasonable

The Executive confirms that the obligations in this Article 7 are fair and reasonable given that, among other reasons: (i) the contact the Executive will have with the clients and customers of the Company will expose him to confidential information regarding the particular requirements of these clients and customers and the Company’s unique methods of satisfying the needs of those clients and customers; and (ii) the obligations are reasonably necessary for the protection of the Company’s proprietary interests. The Executive agrees that the nature of the services to be provided by him, which he acknowledges are of a special and unique character, place him in a position of confidence and trust with clients, customers, suppliers, employees and contractors of the Company. The Executive acknowledges and agrees that the obligations in this Article 7 will not preclude him from becoming employed in the high tech industry following any termination of his employment.

7.                                      GENERAL

7.1                               Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof’, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

7.2                               Governing Law

This Agreement is made in Ontario and shall be interpreted and governed only in accordance with the laws of the Province of Ontario. It is understood and agreed that all provisions of this Agreement are subject to the requirements of the Employment Standards Act, 2000 such that if an employment standard as defined in the Employment Standards Act, 2000 provides for a greater right or benefit than any provision of this Agreement, then the Executive will be paid his entitlement under the Employment Standards Act, 2000 in lieu of his entitlement under this Agreement. This Agreement shall only be interpreted by a judge of competent jurisdiction within the Province of Ontario, unless the parties otherwise mutually agree in writing.

7.3                               Entire Agreement

This Agreement, together with the Intellectual Property and Confidential Information Agreement, executed by the Executive in favour of the Company, and the Company’s Fourth Amended and Restated Stock Option Plan, as amended to date and from time to time, constitutes the entire agreement between the parties pertaining to the employment of the Executive by the Company and cancels and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement. Without limiting the generality of the foregoing, it is specifically understood and agreed that the Executive is to be treated as a new employee, commencing upon the effective date of this Agreement and that the Company does not recognize any prior service of the Executive with previous employers, regardless of the manner in which the Executive obtained employment with the Company.

7.4                               Successors and Assigns

The Executive acknowledges that his services are unique and personal. The Executive may not assign his rights or delegate his duties or obligations under this Agreement. The Executive’s rights and obligations under this Agreement shall enure to the benefit of and shall be binding upon the Executive, his heirs, successors and assigns. However, nothing herein shall otherwise affect the right of the Company to transfer the Executive from one subsidiary or affiliate of the Company to another and such change shall not be considered a material change in circumstance which would invalidate the provisions of this Agreement which, in any event, shall survive such transfer. Furthermore, the Company may assign this Agreement to any entity to which the Company sells or transfers assets.

7.5                               Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provisions and all other provisions hereof shall continue in full force and effect.

7.6                               Notice

Any demand, notice or other communication (hereinafter in this Section 7.6 referred to as a “Communication”) to be given in connection with this Agreement shall be given by personal delivery or transmitted by telecopier or other form of recorded communication, tested prior to transmission to such party, addressed to the recipient as follows:

To the Executive at:

To the Company at:

411 Legget Drive, Suite 600
Kanata, ON K2K 3C9

Telecopier:                                    (613) 599-4225

or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by or transmitted by telecopier or other form of recorded communication shall be deemed to have been given and received on the date of its transmission provided that if such date is not a business day or if it is received after the end of normal business hours on the date of its transmission then it shall be deemed to have been given and received at the opening of business in the office of the addressee on the first business day next following the transmission hereof. For the purposes of this Agreement, a business day shall mean any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario. Any party may change its address for service from time to time by giving seven (7) days’ notice to the other party in accordance with the foregoing.

7.7                               Counterparts

The Parties agree that this Agreement may be signed in counterparts, each of which when executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Each executed counterpart may be delivered by facsimile transmission and shall be binding if so delivered.

7.8                               Terms of Employment

The Executive acknowledges that he has read and understands the amended terms of employment set out above and that he voluntarily agrees to same. He acknowledges that he has had the opportunity to obtain legal advice in relation thereto and has done so or refused to do so of his own volition.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED )
in the presence of	Signed as of this 27 day of August 2015

/s/ Lisa A Scier	/s/ Patrick Houston
Witness	Patrick Houston

Signed as of this day of 2015

DRAGONWAVE INC.

	By:	/s/ Peter Allen

	Print Name:	Peter Allen, CEO